As filed with the Securities and Exchange Commission on November 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zai Lab Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1144595
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

4560 Jinke Road Bldg. 1, 4F, Pudong, Shanghai, China	201210
(Address of Principal Executive Offices)	(Zip Code)

2015 Omnibus Equity Incentive Plan

2017 Equity Incentive Plan

(Full title of the plan)

Law Debenture Corporate Services Inc.

801 2nd Avenue, Suite 403

New York, New York 10017

Telephone: 212-750-6474

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Patrick O’Brien Thomas J. Danielski Ropes & Gray Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Telephone: (617) 951-7000	Samantha Du Chief Executive Officer Zai Lab Limited 4560 Jinke Rd Bldg. 1, Fourth Floor Pudong Shanghai, China 201210 Telephone: +86 21 6163 2588

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, $0.00006 par value per share(2)
- 2015 Omnibus Equity Incentive Plan	6,448,415 shares(3)	$1.16(4)	$7,480,161.40	$932.00
- 2017 Equity Incentive Plan	1,924,327 shares(5)	$26.90(6)	$51,764,396.30	$6,445.00
TOTAL	8,372,742 shares	—	$59,244,557.70	$7,377.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional ordinary shares, par value $.00006 per share (the “Ordinary Shares”) of Zai Lab Limited (the “Company” or “Registrant”), which may be offered and issued under the Registrant’s 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) and the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan” and together with the 2015 Plan, the “Plans”) to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-220256).
(3)	Represents Ordinary Shares issuable pursuant to options and other equity-based awards outstanding under the 2015 Plan.
(4)	Estimated in accordance with Rule 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee. The price of $1.01 per share represents the weighted average of the exercise prices for outstanding options under the 2015 Plan.
(5)	Represents Ordinary Shares issuable pursuant to options and other equity-based awards to be granted under the 2017 Plan.
(6)	Estimated in accordance with Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the ADSs as reported by the Nasdaq Global Market on November 15, 2017 (each ADS represents one Ordinary Share).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus omitted from this registration statement in accordance with the provisions of Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates the following documents herein by reference:

(a)	the Registrant’s prospectus dated September 20, 2017 filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2017 pursuant to Rule 424(b)(4) of the Securities Act; and

(b)	the description of the Registrant’s Ordinary Shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38205) filed with the Commission on September 14, 2017, including any amendment and report subsequently filed for purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Article 171 of the Registrant’s articles of association provides that the Registrant shall indemnify each of its directors and officers against all actions, costs, charges, losses, damages and expenses incurred or sustained by such persons in their capacity as such, except through their own fraud or dishonesty.

In addition, the Registrant has entered, and intends to continue to enter into, indemnification agreements, substantially in the form filed as Exhibit 10.12 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-219980), with its directors and officers to indemnify such persons in connection with claims made by reason of their being such a director or officer.

The Registrant currently carries liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this registration statement (See Exhibit Index below).

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description

3.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

4.1	Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

4.2	Form of American Depositary Receipt (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

4.3	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of American depositary shares (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

5.1*	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered.

10.1	Zai Lab Limited 2015 Omnibus Equity Incentive Plan as amended on February 3, 2016 and April 10, 2016 (incorporated herein by reference to Exhibit 10.1 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

10.2	Zai Lab Limited 2017 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.22 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered accounting firm, regarding the consolidated financial statements of Zai Lab Limited.

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature page of this registration statement under the caption “Power of Attorney”).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, on November 16, 2017.

ZAI LAB LIMITED

By:	/s/ Samantha Du
Name: Samantha Du
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samantha Du, Tom Feng and Marietta Wu, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samantha Du Samantha Du	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	November 16, 2017

/s/ Tom Feng Tom Feng	Vice President, Finance (Principal Financial and Accounting Officer)	November 16, 2017

/s/ John Diekman John Diekman	Director	November 16, 2017

/s/ Tao Fu Tao Fu	Director	November 16, 2017

/s/ Nisa Leung	Director	November 16, 2017
Nisa Leung

/s/ Peter Wirth	Director	November 16, 2017
Peter Wirth

/s/ Marietta Wu	Director	November 16, 2017
Marietta Wu

/s/ Jianming Yu	Director	November 16, 2017
Jianming Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zai Lab Limited, has signed this registration statement or amendment thereto in New York, NY on November 16, 2017.

Law Debenture Corporate Services Inc.

(Authorized U.S. Representative)

By:	/s/ Giselle Manon
Name: Giselle Manon
Title: Service of Process Officer